                          REVOLVING CREDIT AGREEMENT
                          --------------------------



                          DATED as of August 30, 1996



                                    between



                       NEW ENGLAND BUSINESS SERVICE, INC.



                                      and



                       THE FIRST NATIONAL BANK OF BOSTON

                               TABLE OF CONTENTS
                               -----------------

1.  DEFINITIONS:...........................................1
2.  REVOLVING CREDIT FACILITY..............................7
     2.1.  Commitment to Lend..............................7
     2.2.  Interest........................................7
     2.3.  Conversion to Different Type of Loan............8
     2.4.  Continuation of Type of Revolving Credit Loan...8
     2.5.  Repayments and Prepayments......................9
3.  CHANGES IN CIRCUMSTANCES...............................9
     3.1.  Capital Adequacy................................9
     3.2.  Inability to Determine Eurodollar Rate..........10
     3.3.  Illegality......................................10
     3.4.  Indemnity.......................................11
     3.5.  Additional Costs, Etc...........................11
4.  FEES AND PAYMENTS......................................12
5.  REPRESENTATIONS AND WARRANTIES.........................13
6.  CONDITIONS PRECEDENT...................................15
7.  COVENANTS..............................................15
     7.1.  Affirmative Covenants...........................15
     7.2.  Negative Covenants..............................17
     7.3.  Financial Covenants.............................18
8.  EVENTS OF DEFAULT; ACCELERATION........................18
9.  SETOFF.................................................20
10.  MISCELLANEOUS.........................................21

                           REVOLVING CREDIT AGREEMENT
                           --------------------------

     This REVOLVING CREDIT AGREEMENT (this "Agreement") is made as of August 30, 1996, by and between NEW ENGLAND BUSINESS SERVICE, INC. (the "Borrower"), a Delaware corporation having its principal place of business at 500 Main Street, Groton, Massachusetts 01471, and THE FIRST NATIONAL BANK OF BOSTON (the "Bank"), a national banking association with its head office at 100 Federal Street, Boston, Massachusetts 02110.

                                1.  DEFINITIONS:
                                    -----------

     Certain capitalized terms are defined below:

     Agreement:  See preamble, which term shall include this Agreement and the
     ---------
Schedules hereto, all as amended and in effect from time to time.

     Bank:  See preamble.
     ----

     Base Rate:  The higher of (i) the annual rate of interest announced from
     ---------
time to time by the Bank at its head office as the Bank's "base rate" and (ii) one-half of one percent (1/2%) above the Federal Funds Effective Rate.

     Base Rate Loans:  Loans bearing interest calculated by reference to the
     ---------------
Base Rate.

     Borrower:  See  preamble.
     --------

     Business Day:  Any day on which banks in Boston, Massachusetts, are open
     ------------
for business generally.

     Capitalized Leases:  Leases under which the Borrower or any of its
     ------------------
Subsidiaries is the Lessee or obligor and under which the discounted, future rental payment obligations are required to be capitalized on the consolidated balance sheet of the Borrower and its Subsidiaries in accordance with GAAP.

     Charter Documents:  In respect of any entity, the certificate or articles
     -----------------
of incorporation or organization and the by-laws of such entity, or other constitutive documents of such entity.

     Commitment:  The obligation of the Bank to make Loans to the Borrower up to
     ----------
an aggregate outstanding principal amount not to exceed $10,000,000, as such amount may be reduced from time to time or terminated hereunder.

     Consent:  In respect of any person or entity, any permit, license or
     -------
exemption from, approval, consent of, registration or filing with any local, state or federal governmental or regulatory agency or authority, required under applicable law.

     Consolidated Assets:  All assets of the Borrower and its Subsidiaries,
     -------------------
determined on a consolidated basis in accordance with GAAP.

     Consolidated Earnings Before Interest and Taxes:  The consolidated earnings
     -----------------------------------------------
(or loss) from the operations of the Borrower and its Subsidiaries for any period, after all expenses and other proper charges but before payment or provision for any income taxes or interest expense for such period, determined in accordance with GAAP.

     Consolidated Funded Debt For Borrowed Money.  At any time of determination,
     -------------------------------------------
an amount equal to the aggregate of all Indebtedness outstanding under or pursuant to any agreement or instrument to which the Borrower or any of its Subsidiaries is a party relating to the borrowing of money or the obtaining of credit or in respect of Capitalized Leases.

     Consolidated Net Worth:  The excess of (i) all assets of the Borrower and
     ----------------------
its Subsidiaries on a consolidated basis determined in accordance with GAAP, over (ii) all liabilities of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

     Consolidated Total Interest Expense:  For any period, the aggregate amount
     -----------------------------------
of interest expense, as reflected on the consolidated statement of income of the Borrower and its Subsidiaries for such period, with respect to all Indebtedness of the Borrower and its Subsidiaries outstanding during all or any part of such period, determined in accordance with GAAP.

     Conversion Request:  A notice given by the Borrower to the Bank of the
     ------------------
Borrower's election to convert or continue a Loan in accordance with (S)2.3.

     Default:  See (S)8.
     -------

     Domestic Lending Office:  Initially, the office of the Bank designated in
     -----------------------
the preamble hereto; thereafter, such other office of the Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

     Drawdown Date:  In respect of any Loan, the date on which such Loan is made
     -------------
to the Borrower.

     Environmental Laws:  All laws pertaining to environmental matters,
     ------------------
including without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, in each case as amended, and all rules, regulations, judgments, decrees, orders and licenses arising under all such laws.

     ERISA:  The Employee Retirement Income Security Act of 1974, as amended,
     -----
and all rules, regulations, judgments, decrees, and orders arising thereunder.

     Eurocurrency Reserve Rate:  For any day with respect to a Eurodollar Rate
     -------------------------
Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

     Eurodollar Business Day:  Any day on which commercial banks are open for
     -----------------------
international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Bank in its sole discretion acting in good faith.

     Eurodollar Lending Office:  Initially, the office of the Bank designated in
     -------------------------
the preamble hereto; thereafter, such other office of the Bank, if any, that shall be making or maintaining Eurodollar Rate Loans.

     Eurodollar Rate:  For any Interest Period with respect to a Eurodollar Rate
     ---------------
Loan, the rate of interest equal to (i) the arithmetic average of the rates per annum for the Bank (rounded upwards to the nearest 1/16 of one percent) of the rate at which the Bank's Eurodollar Lending Office is offered Dollar deposits two Eurodollar Business Days prior to the beginning of such

Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted at or about 10:00 a.m., Boston time, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan of the Bank to which such Interest Period applies, divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

     Eurodollar Rate Loans:  Loans bearing interest calculated by reference to
     ---------------------
the Eurodollar Rate.

     Event of Default:  See (S)8.
     ----------------

     Federal Funds Effective Rate:  For any day, the rate per annum equal to the
     ----------------------------
weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Bank from three funds brokers of recognized standing selected by the Bank in good faith.

     Financials:  In respect of any period, the consolidated balance sheet of
     ----------
the Borrower and its Subsidiaries as at the end of such period, and the related consolidated statement of income and consolidated statement of cash flow for such period, each setting forth in comparative form the figures for the previous comparable fiscal period, all in reasonable detail and prepared in accordance with GAAP.

     GAAP:  Generally accepted accounting principles consistent with those
     ----
adopted by the Financial Accounting Standards Board and its predecessor, (i) generally, as in effect from time to time, and (ii) for purposes of determining compliance by the Borrower with its financial covenants set forth herein, as in effect for the fiscal year therein reported in the most recent Financials submitted to the Bank prior to execution of this Agreement.

     Indebtedness:  In respect of the Borrower and its Subsidiaries, all
     ------------
obligations, contingent and otherwise, that in accordance with GAAP should be classified as liabilities, including without limitation (i) all debt obligations, (ii) all liabilities secured by Liens, (iii) all guarantees and
(iv) all liabilities in respect of bankers' acceptances or letters of credit.

     Interest Payment Date:  (a) As to any Base Rate Loan, the last day of the
     ---------------------
calendar month which includes the Drawdown Date thereof and (b) as to any Eurodollar Rate Loan, the date, if any, that is three (3) months from the first day of the Interest Period and, in addition, the last day of such Interest Period.

     Interest Period:  With respect to each Loan, (a) initially, the period
     ---------------
commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrowers in a Loan Request
(i) for any Base Rate Loan, the last day of the calendar month; and (ii) for any Eurodollar Rate Loan, 1, 2, 3, or 6 months; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrowers in a Conversion Request; provided that all of the
                                                   --------
foregoing provisions relating to Interest Periods are subject to the following:

          (a) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

          (b) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

          (c) if the Borrower shall fail to give notice as provided in (S)2.3, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

          (d) any Interest Period that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

          (e) any Interest Period relating to any Eurodollar Rate Loan that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

     Liens:  Any encumbrance, mortgage, pledge, hypothecation, charge,
     -----
restriction or other security interest of any kind securing any obligation of the Borrower and its Subsidiaries.

     Loan:  Any loan made or to be made to the Borrower pursuant to (S)2 hereof.
     ----

     Loan Documents:  This Agreement and the Note in each case as from time to
     --------------
time amended or supplemented.

     Loan Request:  See (S)2.1.
     ------------

     Margin:  One quarter of one percent (.25%) per annum.
     ------

     Materially Adverse Effect:  Any materially adverse effect on the financial
     -------------------------
condition or business operations of the Borrower and its Subsidiaries taken together or material impairment of the ability of the Borrower or any of its Subsidiaries to perform its obligations hereunder or under any of the other Loan Documents.

     Maturity Date:  October 31, 1999 or such earlier date on which all Loans
     -------------
may become due and payable pursuant to the terms hereof.

     Note:  See (S)2.1.
     ----

     Obligations:  All indebtedness, obligations and liabilities of the Borrower
     -----------
and its Subsidiaries to the Bank, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any other Loan Document or in respect of any of the Loans or the Note or other instruments at any time evidencing any thereof.

     Requirement of Law:  In respect of any person or entity, any law, treaty,
     ------------------
rule, regulation or determination of an arbitrator, court, or other governmental authority, in each case applicable to or binding upon such person or entity or affecting any of its property.

     Subsidiary:  In respect of the Borrower, any business entity of which the
     ----------
Borrower at any time owns or controls directly or indirectly more than fifty percent (50%) of the outstanding shares of stock having voting power, regardless of whether such right to vote depends upon the occurrence of a contingency.

     Type:  As to any Loan, its nature as a Base Rate Loan or a Eurodollar Rate
     ----
Loan.

                         2.  REVOLVING CREDIT FACILITY.
                             -------------------------

     2.1.  Commitment to Lend.
           ------------------
          (a) Upon the terms and subject to the conditions of this Agreement, the Bank agrees to lend to the Borrower such sums as the Borrower may request, from the date hereof until but not including the Maturity Date, provided that the sum of the outstanding principal amount of all Loans
     --------
     (after giving effect to all amounts requested) shall not exceed the Commitment. Loans shall be in the minimum aggregate amount of $1,000,000 or an integral multiple of $100,000 in excess thereof.

          (b) The Borrower shall notify the Bank in writing or telephonically (a "Loan Request") no later than 10 a.m. (a) on the proposed Drawdown Date of any Base Rate Loan and (b) two (2) Eurodollar Business Days prior to the Drawdown Date of any Eurodollar Rate Loan, with such notice specifying (i) the principal amount of the Loan requested, (ii) the proposed Drawdown Date of such Loan, (iii) the Interest Period for such Loan and (iv) the Type of such Loan. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Loan requested from the Bank on the Drawdown Date. Subject to the foregoing, so long as the Commitment is then in effect and the applicable conditions set forth in
     (S)6 hereof have been met, the Bank shall advance the amount requested to the Borrower's bank account no. 516-70287 at the Bank in immediately available funds not later than the close of business on such Drawdown Date.

          (c) The obligation of the Borrower to repay to the Bank the principal of the Loans and interest accrued thereon shall be evidenced by a promissory note (the "Note") in the maximum aggregate principal amount of $10,000,000, executed and delivered by the Borrower and payable to the order of the Bank and in the form of Exhibit A hereto.
                                          ---------

     2.2.  Interest.
           --------
          (a) So long as no Default or Event of Default has occurred and is continuing,

               (i) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate per annum equal to the Base Rate.

               (ii) Each Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate per annum equal to the sum of (i) the Eurodollar Rate plus (ii) the
                                                            ----
          Margin.

               (iii) The Borrower promises to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto.

          (b) While a Default or Event of Default is continuing, amounts payable under any of the Loan Documents shall bear interest (compounded monthly and payable on demand in respect of overdue amounts) at a rate per annum which is equal to the sum of (i) the Base Rate, and (ii) two percent (2%) until such amount is paid in full or (as the case may be) such Event of Default has been cured or waived in writing by the Bank (after as well as before judgment).

     2.3.  Conversion to Different Type of Loan.
           ------------------------------------
     The Borrower may elect from time to time to convert any outstanding Loan to a Loan of another Type, provided that (a) with respect to any such conversion of
                        --------
a Eurodollar Rate Loan to a Base Rate Loan, the Borrower shall give the Agent at least two (2) Business Days' prior written notice of such election; (b) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrower shall give the Agent at least two (2) Eurodollar Business Days' prior written notice of such election; (c) with respect to any such conversion of a Eurodollar Rate Loan into a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto, and (d) no Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made, the Bank shall take such action as is necessary to transfer the Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of outstanding Loans of any Type may be converted into a Loan of another Type as provided herein, provided that any partial
                                                --------
conversion shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $100,000 in excess thereof. Each Conversion Request shall be irrevocable by the Borrower.

     2.4.  Continuation of Type of Revolving Credit Loan.
           ---------------------------------------------
     Any Loan of any Type may be continued as a Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in (S)2.3; provided that no
                                                         --------
Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Bank active upon the Borrower's account have actual knowledge.

     2.5.  Repayments and Prepayments. The Borrower hereby agrees to pay the
           --------------------------
Bank on the Maturity Date the entire unpaid principal of and interest on all Loans. The Borrower may elect to prepay the outstanding principal of all or any part of any Loan, without premium or penalty, in a minimum amount of $1,000,000 or an integral multiple of $100,000 in excess thereof, upon written notice to the Bank given by 10:00 a.m. Boston time, on the date of any proposed prepayment of Base Rate Loans and two (2) Eurodollar Business Days prior to any proposed prepayment of Eurodollar Rate Loans, in each case specifying the proposed date of prepayment of the Loans and of the amount to be prepaid; provided that any
                                                            --------
full or partial prepayment of the outstanding amount of any Eurodollar Rate Loans pursuant to this (S)2.5 may be made only on the last day of the Interest Period relating thereto. The Borrower shall be entitled to reborrow before the Maturity Date such amounts, upon the terms and subject to the conditions of this Agreement. Each repayment or prepayment of principal of any Loan shall be accompanied by payment of the unpaid interest accrued to such date on the principal being repaid or prepaid and shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans. If at any time the outstanding principal amount of the Loans shall exceed the Commitment, the Borrower shall immediately pay the amount of such excess to the Bank for application to the Loans. The Borrower may elect to reduce the Commitment by a minimum principal amount of $1,000,000 or an integral multiple of $100,000 in excess thereof, or terminate the Commitment entirely, upon written notice to the Bank given by 10:00 a.m. Boston time at least five (5) Business Days prior to the date of such reduction or termination. The Borrower shall not be entitled to reinstate the Commitment following such reduction or termination.

                         3.  CHANGES IN CIRCUMSTANCES.
                             ------------------------

     3.1.  Capital Adequacy. If after the date hereof the Bank determines that
           ----------------
(i) the adoption of or any change in any banking law, rule, regulation or guideline or the administration thereof (whether or not having the force of law), or (ii) compliance by the Bank or its parent bank holding company with any guideline, request or directive (whether or not having the force of law), has the effect of reducing the return on the Bank's or such holding company's capital as a consequence of the Commitment or the Loans to a level below that which the Bank or such holding company could have achieved on the effective date hereof but for such adoption, change or compliance by any amount deemed by the Bank to be material, the Bank may notify the Borrower thereof. The Borrower agrees to pay the Bank the amount of the Borrower's allocable share of the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by the Bank of a statement in the amount and setting forth the Bank's calculation thereof, which statement shall be deemed true and correct absent manifest error and shall be prepared by the Bank in good faith. The Bank agrees to allocate shares of such reduction among the Borrower and the Bank's other customers similarly situated on a fair and non-discriminatory basis.

     3.2.  Inability to Determine Eurodollar Rate. In the event that, prior to
           --------------------------------------
the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Bank shall determine that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Bank shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower. In such event (a) any Loan Request or Conversion Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (b) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (c) the obligations of the Bank to make Eurodollar Rate Loans shall be suspended until the Bank determines in good faith that the circumstances giving rise to such suspension no longer exist, whereupon the Bank shall so notify the Borrower.

     3.3.  Illegality. Notwithstanding any other provisions herein, if any
           ----------
present or future law, regulation, treaty or directive or any interpretation or application thereof shall make it unlawful for the Bank to make or maintain Eurodollar Rate Loans, the Bank shall forthwith give notice of such circumstances to the Borrower and thereupon (a) the Commitment of the Bank to make Eurodollar Rate Loans or convert Base Rate Loans to Eurodollar Rate Loans shall forthwith be suspended, and (b) the Bank's Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Bank, upon demand, any additional amounts necessary to compensate the Bank for any costs incurred by the Bank in making any conversion in accordance with this (S)3.3, including any interest or fees payable by the Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Loans hereunder.

     3.4.  Indemnity. The Borrower agrees to indemnify the Bank and to hold the
           ---------
Bank harmless from and against any loss, cost or expense (including loss of anticipated profits) that the Bank may sustain or incur as a consequence of
(a) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by the Bank to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans,
(b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request relating thereto in accordance with (S)2.1 or (S)2.3 hereof, or (c) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by the Bank to lenders of funds obtained by it in order to maintain any such Loans.

     3.5.  Additional Costs, Etc. If any present or future applicable law, which
           ---------------------
expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to the Bank by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

          (a) subject the Bank to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, the Commitment or the Loans (other than taxes based upon or measured by the income or profits of the Bank), or

          (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to the Bank of the principal of or the interest on any Loans or any other amounts payable to the Bank under this Agreement or any of the other Loan Documents, or

          (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of the Bank, or

          (d) impose on the Bank any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, the Commitment, or any class of loans or commitments of which any of the Loans or the Commitment forms a part, and the result of any of the foregoing is

               (i) to increase the cost to the Bank of making, funding, issuing, renewing, extending or maintaining any of the Loans or the Commitment, or

               (ii) to reduce the amount of principal, interest, or other amounts payable to the Bank hereunder on account of the Commitment or any of the Loans, or

               (iii) to require the Bank to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by the Bank from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by the Bank at any time and from time to time and as often as the occasion therefor may arise, pay to the Bank such additional amounts as will be sufficient to compensate the Bank for such additional cost, reduction, payment or foregone interest or other sum.

                             4.  FEES AND PAYMENTS.
                                 -----------------

     The Borrower shall pay to the Bank, on the first day of each calendar quarter hereafter, and upon the Maturity Date or any date upon which the Commitment is no longer in effect, a facility fee calculated at a rate per annum which is equal to .18% on the total amount of the

Commitment during the preceding calendar quarter or portion thereof. All payments to be made by the Borrower hereunder or under any of the other Loan Documents shall be made in U.S. dollars in immediately available funds at the Bank's head office at 100 Federal Street, Boston, Massachusetts 02110, without set-off or counterclaim and without any withholding or deduction whatsoever. The Bank shall be entitled to charge Account No. 516-70287 (or any successor account thereto) of the Borrower with the Bank for any sum due and payable by the Borrower to the Bank hereunder or under any of the other Loan Documents. If any payment hereunder is required to be made on a day which is not a Business Day, it shall be paid on the immediately succeeding Business Day, with interest and any applicable fees adjusted accordingly. All computations of interest or of the facility fee payable hereunder shall be made by the Bank on the basis of actual days elapsed and on a 360-day year.

                      5.  REPRESENTATIONS AND WARRANTIES.
                          ------------------------------

     The Borrower represents and warrants to the Bank on the date hereof, on the date of any Loan Request, and on each Drawdown Date that:

          (a) the Borrower and each of its Subsidiaries is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and is duly qualified and in good standing in every other jurisdiction where it is doing business, and the execution, delivery and performance by the Borrower and each of its Subsidiaries of the Loan Documents to which it is a party (i) are within its corporate authority,
     (ii) have been duly authorized, and (iii) do not conflict with or contravene its Charter Documents;

          (b) upon execution and delivery thereof, each Loan Document shall constitute the legal, valid and binding obligation of the Borrower and its Subsidiaries party thereto, enforceable in accordance with its terms;

          (c) the Borrower has good and marketable title to all its material properties, subject only to Liens permitted hereunder, and possesses all assets, including intellectual properties, franchises and Consents, adequate for the conduct of its business as now conducted, without known conflict with any rights of others. The Borrower maintains insurance with financially responsible insurers, copies of the policies for which have been previously delivered to the Bank, covering such risks and in such amounts and with such deductibles as are customary in the Borrower's business and are adequate;0

          (d) the Borrower has provided to the Bank its audited Financials as at June 30, 1995 and for the fiscal period then ended, and such Financials are complete and correct and fairly present the position of the Borrower and its Subsidiaries as at such date and for such period in accordance with GAAP consistently applied. The Borrower has also provided to the Bank its unaudited Financials as at December 31, 1995 and for the fiscal period then ended, and such Financials are complete and correct and fairly present the position of the Borrower and its Subsidiaries as at such date and for such period in accordance with GAAP consistently applied;

          (e) since June 30, 1995, there has been no materially adverse change of any kind in the Borrower or any of its Subsidiaries which would have a Materially Adverse Effect;

          (f) there are no legal or other proceedings or investigations pending or threatened against the Borrower or any of its Subsidiaries before any court, tribunal or regulatory authority which would, if adversely determined, alone or together, have a Materially Adverse Effect;

          (g) the execution, delivery, performance of its obligations, and exercise of its rights under the Loan Documents by the Borrower, including borrowing under this Agreement (i) do not require any Consents; and (ii) are not and will not be in conflict with or prohibited or prevented by (A) any Requirement of Law, or (B) any Charter Document, corporate minute or resolution, instrument, agreement or provision thereof, in each case binding on it or affecting its property;

          (h) the Borrower is not in violation of (i) any Charter Document, corporate minute or resolution, (ii) any instrument or agreement, in each case binding on it or affecting its property, or (iii) any Requirement of Law, in a manner which could have a Materially Adverse Effect, including, without limitation, all applicable federal and state tax laws, ERISA and Environmental Laws; and

          (i)  except as disclosed on Schedule 5(i) hereto, the Borrower is not
                                      -------------
     a party to any partnership or joint venture.  Schedule 5(i) hereto sets
                                                   -------------
     forth a true and complete list of each of the Borrower's Subsidiaries.

                           6.  CONDITIONS PRECEDENT.
                               --------------------

     In addition to the making of the foregoing representations and warranties and the delivery of the Loan Documents and such other documents and the taking of such actions as the Bank may require at or prior to the time of executing this Agreement, the obligation of the Bank to make any Loan to the Borrower hereunder is subject to the satisfaction of the following further conditions precedent:

          (a) each of the representations and warranties of the Borrower to the Bank herein, in any of the other Loan Documents or any documents, certificate or other paper or notice in connection herewith shall be true and correct in all material respects as of the time made or claimed to have been made;

          (b)  no Default or Event of Default shall be continuing;

          (c) all proceedings in connection with the transactions contemplated hereby shall be in form and substance satisfactory to the Bank, and the Bank shall have received all information and documents as it may have reasonably requested; and

          (d) no change shall have occurred in any law or regulation or in the interpretation thereof that in the reasonable opinion of the Bank would make it unlawful for the Bank to make such Loan.

                                 7.  COVENANTS.
                                     ---------

     7.1.  Affirmative Covenants. The Borrower agrees that until the termination
           ---------------------
of the Commitment and the payment and satisfaction in full of all the Obligations, the Borrower will, and where applicable will cause each of its Subsidiaries to comply with its obligations as set forth throughout this Agreement and to:

          (a) furnish the Bank: (i) as soon as available but in any event within ninety (90) days after the close of each fiscal year, its audited Financials for such fiscal year, certified by the Borrower's accountants;
     (ii) as soon as available but in any event within forty-five (45) days after the end of each fiscal quarter, its unaudited Financials for such quarter, certified by its treasurer or chief financial officer; (iii) together with the quarterly and annual audited Financials, a certificate of the Borrower setting forth computations demonstrating compliance with the Borrower's financial covenants set forth herein, and certifying that no Default or Event of Default has occurred, or if it has, the actions taken by the Borrower with respect thereto; and (iv) from time to time such other financial data and information (including accountants' management letters) as the Bank may reasonably request;

          (b) keep true and accurate books of account in accordance with GAAP, maintain its current fiscal year and, upon two (2) days notice, permit the Bank or its designated representatives to inspect the Borrower's premises during normal business hours, at the Borrower's expense, to examine and be advised as to such or other business records upon the request of the Bank, and to permit the Bank's commercial finance examiners to conduct periodic commercial finance examinations;

          (c) (i) maintain its corporate existence, business and assets, (ii) keep its business and assets adequately insured, (iii) maintain its chief executive office in the Commonwealth of Massachusetts, (iv) continue to engage in the same or similar lines of business, and (v) pay its taxes and otherwise comply with all Requirements of Law, including all applicable federal and state tax laws, ERISA and Environmental Laws;

          (d) notify the Bank in writing within three (3) Business Days of (i) the occurrence of any Default or Event of Default, (ii) any anticipated and actual noncompliance with ERISA or any Environmental Law or proceeding in respect thereof which could have a Materially Adverse Effect, (iii) any change of address, (iv) any threatened or pending litigation or similar proceeding affecting the Borrower or such Subsidiary or any material change in any such litigation or proceeding previously reported which could have a Materially Adverse Effect and (v) claims against any assets or properties of the Borrower or such Subsidiary which could have a Materially Adverse Effect;

          (e) use the proceeds of the Loans solely for working capital and general corporate purposes, including capital expenditures, acquisitions and stock repurchases otherwise permitted by this Agreement, and not for the carrying of "margin security" or "margin stock" within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224; and

          (f) cooperate with the Bank, take such action, execute such documents, and provide such information as the Bank may from time to time reasonably request in order further to effect the transactions contemplated by and the purposes of the Loan Documents.

     7.2.  Negative Covenants.
           ------------------
     The Borrower agrees that until the termination of the Commitment and the payment and satisfaction in full of all the Obligations, the Borrower will not and where applicable will not permit its Subsidiaries to:

          (a) create, incur or assume any Indebtedness other than (i) Indebtedness to the Bank, (ii) Indebtedness in respect of acquisitions by the Borrower which do not exceed $10,000,000 in the aggregate, (iii) current liabilities of the Borrower or any Subsidiaries not incurred through the borrowing of money or the obtaining of credit except credit on an open account customarily extended, (iv) Indebtedness in respect of taxes or other governmental charges contested in good faith and by appropriate proceedings and for which adequate reserves have been taken; and (v) Indebtedness not included above and listed on Schedule 7.2(a) hereto;
                                                   -------- ------

          (b) create or incur any Liens on any of the property or assets of the Borrower or any of its Subsidiaries except (i) Liens securing the Obligations; (ii) Liens securing taxes or other governmental charges not yet due; (iii) deposits or pledges made in connection with social security obligations; (iv) Liens of carriers, warehousemen, mechanics and materialmen, less than one hundred twenty (120) days old as to obligations not yet due; (v) easements, rights-of-way, zoning restrictions and similar minor Liens which individually and in the aggregate do not have a Materially Adverse Effect; (vi) purchase money security interests in or purchase money mortgages on real or personal property securing purchase money Indebtedness permitted by (S)7.2(a)(ii), covering only the property so acquired; and (vii) other Liens existing on the date hereof and listed on Schedule 7.2(b) hereto;
        -------- ------

          (c) make any investments other than investments in (i) marketable obligations of the United States maturing within one (1) year, (ii) certificates of deposit, bankers' acceptances and time and demand deposits of (A) United States banks other than the Bank, which certificates of deposit, bankers' acceptances and time and demand deposits are rated "A1" by Standard and Poor's Ratings Group or "P1" by Moody's Investors Services, Inc., or (B) the Bank, (iii) tax exempt municipal bonds rated AA by Standard and Poor's Ratings Group/Moody's Investors Services, Inc., or (iv) such other investments as the Bank may from time to time approve in writing; or

          (d)  (i) become party to a merger or sale-leaseback transaction or
     (ii) effect one or more dispositions of assets (A) other than in the ordinary course and (B) so long as no Default or Event of Default shall have occurred and be continuing or shall result after giving effect thereto, dispositions of assets, the book value of which shall not in the aggregate at any time exceed five percent (5%) of Consolidated Assets, determined as of the date or dates of such disposition or dispositions.

     7.3.  Financial Covenants. The Borrower agrees that until the termination
           -------------------
of the Commitment and the payment and satisfaction in full of all the Obligations, the Borrower will not and where applicable will not permit its Subsidiaries to:

          (a) permit the ratio of Consolidated Earnings Before Interest and Taxes for any period of four consecutive fiscal quarters to Consolidated Total Interest Expense for such period to be less than 7.0:1; and

          (b) permit the ratio of Consolidated Funded Debt for Borrowed Money to the sum of (i) Consolidated Funded Debt For Borrowed Money plus
                                                                   ----
     Consolidated Net Worth at any time to exceed 0.3:1.

                      8.  EVENTS OF DEFAULT; ACCELERATION.
                          -------------------------------

     If any of the following events ("Events of Default") or if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time ("Defaults") shall occur:

          (a) the Borrower shall fail to pay when due and payable any principal of the Loans when the same becomes due (whether at stated maturity, by required prepayment, by acceleration or otherwise);

          (b) the Borrower shall fail to pay interest on the Loans or any other sum due under any of the Loan Documents within two (2) Business Days after the date on which the same shall have first become due and payable;

          (c) the Borrower shall fail to perform any term, covenant or agreement contained in (S)7;

          (d) the Borrower shall fail to perform any other term, covenant or agreement contained in the Loan Documents within ten (10) days after the Bank has given written notice of such failure to the Borrower;

          (e) any representation or warranty of the Borrower in the Loan Documents or in any certificate or notice given in connection therewith shall have been false or misleading in any material respect at the time made or deemed to have been made;

          (f) the Borrower or any of its Subsidiaries shall be in default (after any applicable period of grace or cure period) under any agreement or agreements evidencing Indebtedness (i) owing to the Bank or any affiliate of the Bank or (ii) in excess of $500,000 in aggregate principal amount, or shall fail to pay such Indebtedness when due, or within any applicable period of grace;

          (g) any of the Loan Documents shall cease to be in full force and effect,

          (h) the Borrower or any of its Subsidiaries (i) shall make an assignment for the benefit of creditors, (ii) shall be adjudicated bankrupt or insolvent, (iii) shall seek the appointment of, or be the subject of an order appointing, a trustee, liquidator or receiver as to all or part of its assets, (iv) shall commence, approve or consent to, any case or proceeding under any bankruptcy, reorganization or similar law and, in the case of an involuntary case or proceeding, such case or proceeding is not dismissed within forty-five (45) days following the commencement thereof, or (v) shall be the subject of an order for relief in an involuntary case under federal bankruptcy law;

          (i) the Borrower or any of its Subsidiaries shall be unable to pay its debts as they mature;

          (j) there shall remain in force, undischarged, unsatisfied and unstayed for more than thirty (30) days any final judgment or execution action against the Borrower or any of its Subsidiaries that, together with other outstanding undischarged final judgments against the Borrower and its Subsidiaries exceeds $500,000 in the aggregate;

          (k) (i) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of twenty percent (20%) or more of the outstanding shares of common stock of the Borrower; (ii) Jay Rhoads and/or Richard Rhoads shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of twenty-five percent (25%) or more of the outstanding shares of common stock of the Borrower; or (iii) during any period of twelve (12) consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower;

     THEN, or at any time thereafter:

          (1) In the case of any Event of Default under clause (h) or (i), the Commitment shall automatically terminate, and the entire unpaid principal amount of the Loans, all interest accrued and unpaid thereon, and all other amounts payable thereunder and under the other Loan Documents shall automatically become forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower; and

          (2) In the case of any Event of Default other than (h) and (i), the Bank may, by written notice to the Borrower, terminate the Commitment and/or declare the unpaid principal amount of the Loans, all interest accrued and unpaid thereon, and all other amounts payable hereunder and under the other Loan Documents to be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

     No remedy herein conferred upon the Bank is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and in addition to every other remedy hereunder, now or hereafter existing at law or in equity or otherwise.

                                  9.  SETOFF.
                                      ------

     Regardless of the adequacy of any collateral for the Obligations, any deposits or other sums credited by or due from the Bank to the Borrower may be applied to or set off against any principal, interest and any other amounts due from the Borrower to the Bank at any time without notice to the Borrower, or compliance with any other procedure imposed by statute or otherwise, all of which are hereby expressly waived by the Borrower.

                              10.  MISCELLANEOUS.
                                   -------------

     The Borrower agrees to indemnify and hold harmless the Bank and its officers, employees, affiliates, agents, and controlling persons from and against all claims, damages, liabilities and losses of every kind arising out of the Loan Documents, including without limitation, against those in respect of the application of Environmental Laws to the Borrower and its Subsidiaries absent the gross negligence or willful misconduct of the Bank. The Borrower shall pay to the Bank promptly on demand all costs and expenses (including any taxes and reasonable legal and other professional fees and fees of its commercial finance examiner) incurred by the Bank in connection with the preparation, negotiation, execution, amendment, administration or enforcement of any of the Loan Documents. Any communication to be made hereunder shall (i) be made in writing, but unless otherwise stated, may be made by telex, facsimile transmission or letter, and (ii) be made or delivered to the address of the party receiving notice which is identified with its signature below (unless such party has by five (5) days written notice specified another address), and shall be deemed made or delivered, when dispatched, left at that address, or five (5) days after being mailed, postage prepaid, to such address. This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns, but the Borrower may not assign its rights or obligations hereunder. The Bank may assign all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of the Commitment and the same portion of the Loans and the Note) with the consent of the Borrower, which consent shall not be unreasonably withheld or delayed; provided,
                                                                       --------
however, that following a Default or Event of Default, the Bank may assign all
- -------
or a portion of such interests, rights and obligations under this Agreement without the Borrower's consent. The Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Agreement and the other Loan Documents. This Agreement may not be amended or waived except by a written instrument signed by the Borrower and the Bank, and any such amendment or waiver shall be effective only for the specific purpose given. No failure or delay by the Bank or the Borrower to exercise any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege. The provisions of this Agreement are severable and if any one provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, such invalidity or unenforceability shall affect only such provision in such jurisdiction. This Agreement, together with all Schedules hereto, expresses the entire understanding of the parties with respect to the transactions contemplated hereby. This

Agreement and any amendment hereby may be executed in several counterparts, each of which shall be an original, and all of which shall constitute one agreement. In proving this Agreement, it shall not be necessary to produce more than one such counterpart executed by the party to be charged. THIS AGREEMENT AND THE NOTE ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL BE CONSTRUED IN ACCORDANCE THEREWITH AND GOVERNED THEREBY. EACH OF THE BORROWER AND THE BANK AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN. The Borrower, as an inducement to the Bank to enter into this Agreement, hereby waives its right to a jury trial with respect to any action arising in connection with any Loan Document.

     IN WITNESS WHEREOF, the undersigned have duly executed this Revolving Credit Agreement as a sealed instrument as of the date first above written.

                              NEW ENGLAND BUSINESS SERVICE, INC.


                              By: /s/ Timothy D. Althof
                                  Name: Timothy D. Althof
                                  Title:  Treasurer

                              Address:
                              500 Main Street
                              Groton, Massachusetts
                              Tel:  (508) 448-6111
                              Fax:  (508) 448-9320

                              THE FIRST NATIONAL BANK OF BOSTON

                              By: /s/ Chris D. Francis
                                  Name:  Chris D. Francis
                                  Title:  Vice President

                              Address:
                              100 Federal Street
                              Boston, Massachusetts  02110
                              Tel:   (617) 434-2203
                              Fax:   (617) 434-0637